UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
June 6, 2006

BIOSANTE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

(847) 478-0500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On June 6, 2006, the stockholders of BioSante Pharmaceuticals, Inc. approved and adopted amendments to the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,000,000 shares, from 2,000,000 shares to 3,000,000 shares and to eliminate BioSante’s ability to reprice outstanding stock options without obtaining stockholder approval. A general description of the material features of the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan, as amended to reflect these two amendments, is contained in BioSante’s definitive proxy statement in connection with its 2006 annual meeting of stockholders as filed by BioSante with the Securities and Exchange Commission on April 28, 2006. A copy of the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01  Regulation FD Disclosure

The annual meeting of stockholders of BioSante was held on June 6, 2006. All proposals submitted to BioSante’s stockholders for their consideration at the meeting, including the election of seven persons to serve as directors of BioSante until the next annual meeting of stockholders or until their respective successors are elected and qualified, amendments to the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan and the ratification of the appointment of Deloitte & Touche LLP as BioSante’s independent registered public accounting firm were approved by BioSante’s stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

By: /s/ Stephen M. Simes
Stephen M. Simes
President and Chief Executive Officer

Dated: June 9, 2006

BIOSANTE PHARMACEUTICALS, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan	Filed herewith